                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION

                                              Washington, D.C. 20549
                                                 ----------------

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                         Date of Report (Date of earliest event reported): October 8, 2003

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                              (Exact name of registrant as specified in its charter)]

                      Florida                       0-23161                          59-3420305
          (State or other jurisdiction            (Commission                      (IRS Employer
                of incorporation)                 File Number)                   Identification No.)

            4902 W. Waters Avenue
                 Tampa, Florida                                                           33634
    (Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code: (813) 249-4900

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Item 5.   Other Events

            A lawsuit  seeking class action status was filed on October 2, 2003 in the U.S.  District Court for the
Middle  District of Florida,  on behalf of all persons who  purchased or otherwise  acquired the  securities of the
Company  during the period from April 17, 2002 through  January 20, 2003 (the "Class  Period").  The lawsuit  names the Company and certain  current and former  officers and directors of the Company as  defendants.  This lawsuit is in addition to the lawsuit filed on September  16, 2003 as described in the  Company's  Form 8-K filed on September
24, 2003.

            The lawsuit makes a number of allegations  against the defendants,  including  allegations  that during the Class Period,  the defendants  materially  misled the investing public by publicly issuing false and misleading statements and omitting to disclose  material facts  concerning the Company's  operations and  performance  and the retail market for its goods.

            The  Company  is  reviewing  the  lawsuit  with its  attorneys  and  intends to  vigorously  defend the lawsuit.  Because  this case is in the early  stages of  litigation,  the  Company  is unable to form a  reasonable estimate of potential loss, if any, and has not established any reserves related to this case.

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                                                    SIGNATURES

Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    TROPICAL SPORTSWEAR INT'L CORPORATION

Date:    October 8, 2003                           By:    /s/ Robin J. Cohan
                                                          Robin J. Cohan
                                                          Executive Vice President
                                                          Chief Financial Officer
                                                          and Treasurer